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                                                                      EXHIBIT 11

                      ABBOTT LABORATORIES AND SUBSIDIARIES

                 CALCULATION OF FULLY DILUTED EARNINGS PER SHARE

            (Dollars and Shares in Millions Except Per Share Amounts)


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                                                                     SIX MONTHS ENDED JUNE 30
                                                                   ----------------------------
                                                                     1994                1993
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
1.  Net earnings                                                   $  742.8            $  691.6
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2.  Average number of shares outstanding                              816.8               832.8
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3.  Earnings per share based upon average
    outstanding shares (1 DIVIDED BY 2)                            $    .91            $    .83
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4.  Fully diluted earnings per share:

    a.  Stock options granted and outstanding for which the
        market price at quarter-end exceeds the option price           18.4                19.4
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    b.  Aggregate proceeds to the Company from the exercise
        of options in 4.a.                                         $  321.9            $  297.8
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    c.  Market price of the Company's common stock at
        quarter-end                                                $  29.00            $ 25.625
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    d.  Shares which could be repurchased under the
        treasury stock method (4.b. DIVIDED BY 4.c.)                   11.1                11.6
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    e.  Addition to average outstanding shares (4.a. - 4.d.)            7.3                 7.8
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    f.  Shares for fully diluted earnings per share
        calculation (2. + 4.e.)                                       824.1               840.6
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    g.  Fully diluted earnings per share (1. DIVIDED BY 4.f.)      $    .90            $    .82
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